UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2014

INTERLINE BRANDS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

001-32380	03-0542659
(Commission File Number)	(IRS Employer Identification No.)

701 San Marco Boulevard, Jacksonville, Florida	32207
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 421-1400

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On March 17, 2014, and as part of a previously announced proposed debt refinancing (the “OpCo Notes Refinancing”), (i) Interline Brands, Inc., a Delaware corporation (“Interline”), Interline Brands, Inc., a New Jersey corporation (“Interline New Jersey”) and a wholly-owned subsidiary of Interline, as the borrower, and the subsidiaries of Interline New Jersey from time to time party thereto, entered into the First Lien Term Loan Agreement with Barclays Bank PLC, as administrative agent, and the lenders party thereto, under which Interline New Jersey incurred a term loan in an aggregate principal amount of $350 million (the “New Term Loan Facility”) and (ii) Interline New Jersey, Wilmar Financial, Inc. JanPak, LLC, JanPak of South Carolina, LLC, IBI Merchandising Services, Inc., each as a borrower, and Interline, Glenwood Acquisition LLC and Zip Technology, LLC, as additional loan parties, amended the asset-based senior secured revolving credit facility, dated as of September 7, 2012 (the “ABL Facility”), by entering into the First Amendment to Credit Agreement, with Bank of America, N.A., as administrative agent, and the lenders party thereto (the “ABL Facility Amendment”), to permit the incurrence of the loan under the New Term Loan Facility and make other changes in connection with the refinancing. The proceeds of the New Term Loan Facility were used to finance the repayment of Interline New Jersey’s outstanding 7.50% Notes due 2018 (the “OpCo Notes”), the repayment of a portion of amounts outstanding under the ABL Facility and the payment of related fees, costs and expenses.

New Term Loan Facility

Interline New Jersey is the borrower under the New Term Loan Facility. The New Term Loan Facility allows for incremental increases in an aggregate principal amount of up to (i) $100 million plus (ii) the amount as of the date of incurrence that would not cause the pro forma ratio of (x) consolidated first lien indebtedness of Interline New Jersey and its restricted subsidiaries and (y) consolidated EBITDA of Interline New Jersey and its restricted subsidiaries (such ratio, the “First Lien Leverage Ratio”) to exceed 3.75:1.00. The New Term Loan Facility will mature on the earlier of (A) March 17, 2021 and (B) the date which is 91 days prior to the maturity date of Interline’s 10% / 10.75% Senior Notes due 2018 (the “HoldCo Notes”).

Obligations under the New Term Loan Facility are guaranteed by Interline and each of the wholly-owned material U.S. subsidiaries of Interline New Jersey. These obligations are primarily secured, subject to certain exceptions, by a security interest in substantially all of the assets of Interline New Jersey and each of its wholly-owned material U.S. subsidiaries. This security interest is comprised of a first-priority lien on generally all of the fixed assets of Interline New Jersey and the other grantors, which assets secure the ABL Facility on a second-priority basis, and a second-priority lien on generally all of the current assets (including accounts receivable and inventory) of Interline New Jersey and the other grantors, which assets secure the ABL Facility on a first-priority basis. The assets held directly by Interline will not secure the New Term Loan Facility, except that Interline will be required to grant a security interest in these assets in the event that the HoldCo Notes are no longer outstanding.

The New Term Loan Facility will bear interest, at the borrower’s option, at (i) LIBOR subject to a minimum floor of 1.0%, plus an applicable margin or (ii) a base rate subject to a minimum floor of 2.0%, plus an applicable margin. The applicable margin for LIBOR loans is 300 basis points and the applicable margin for base rate loans is 200 basis points. In addition, at the closing of the New Term Loan Facility, the borrower under the New Term Loan Facility paid (in addition to customary fees to the lead arrangers) an upfront fee equal to 0.25% of the principal amount thereof to the lenders providing the New Term Loan Facility.

The borrower under the New Term Loan Facility will be able to voluntarily prepay principal at any time and from time to time without penalty or premium, other than a 1% premium during the first six months following the closing date for re-pricing transactions only. The borrower under the New Term Loan Facility will be required to repay the New Term Loan Facility with certain asset sale and insurance proceeds, certain debt proceeds and 50% of excess cash flow (reducing to 25% if the First Lien Leverage Ratio is no more than 3.00 to 1.00 and 0% if the First Lien Leverage Ratio is no more than 2.75 to 1.00).

The New Term Loan Facility does not include any financial covenants. The New Term Loan Facility does contain certain restrictive covenants (in each case, subject to exclusions) that limit, among other things, the ability of Interline and the restricted subsidiaries to:

•	make investments;

•	prepay certain indebtedness;

•	grant liens;

•	incur additional indebtedness;

•	sell assets;

•	make fundamental changes;

•	enter into transactions with affiliates; and

•	pay dividends.

The covenants are subject to various baskets and materiality thresholds, with certain of the baskets to the restrictions on the repayment of subordinated indebtedness, restricted payments and investments being available only when the pro forma interest coverage ratio of Interline New Jersey and its restricted subsidiaries is at least 2.00:1.00.

The New Term Loan Facility provides that Interline New Jersey and its restricted subsidiaries may incur secured or unsecured indebtedness so long as (i)(A) in the event that the proceeds thereof are used to redeem the HoldCo Notes, the pro forma interest coverage ratio of Interline New Jersey and its restricted subsidiaries is at least 2.00:1.00, or (B) in the event the proceeds thereof are used for another purpose, the pro forma total leverage ratio of Interline New Jersey and its restricted subsidiaries is less than or equal to 6.50:1.00 and (ii) in the event such indebtedness is secured on a first-lien basis, the First Lien Leverage Ratio is less than or equal to 3.75:1.00.

The New Term Loan Facility contains certain customary representations and warranties, affirmative covenants and events of default, including, among other things, payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness (subject to certain restrictions on cross-defaults to the financial covenant contained in the ABL Facility), certain events of bankruptcy, certain events under ERISA, judgment defaults, actual or asserted failure of any material guaranty or security documents supporting the New Term Loan Facility to be in full force and effect and change of control. If such an event of default occurs, the Agent under the New Term Loan Facility is entitled to take various actions, including the acceleration of amounts due and all other actions that a secured creditor is permitted to take following a default.

ABL Facility Amendment

In connection with the incurrence of the New Term Loan Facility and the OpCo Notes Refinancing, Interline New Jersey, Interline and certain of their subsidiaries entered into the ABL Facility Amendment. In addition to making changes that were required in order to permit the incurrence of the New Term Loan Facility and the OpCo Notes Refinancing, the ABL Facility Amendment also made various changes to the ABL Facility that were intended to conform certain covenant baskets and related terms with those contained in the New Term Loan Facility.

The ABL Facility Amendment also releases the security interest previously granted by Interline to secure the ABL Facility, subject to a requirement that Interline re-pledge its assets to secure the ABL Facility in the event that the HoldCo Notes are no longer outstanding. Accordingly, while Interline will guaranty both the New Term Loan Facility and the ABL Facility, its assets will not be pledged to secure either such facility so long as the HoldCo Notes remain outstanding.

Pledge and Security Agreements and Intercreditor Agreement

In connection with the entering into of the New Term Loan Facility and the ABL Facility Amendment, (i) Interline New Jersey and certain of its subsidiaries entered into a Pledge and Security Agreement, dated as of March 17, 2014, with Barclays Bank PLC, as administrative agent in respect of the New Term Loan Facility (the “Term Loan Pledge and Security Agreement”), (ii) Interline New Jersey and certain of its subsidiaries entered into an Amended and Restated Pledge and Security Agreement, dated as of March 17, 2014, with Bank of America, N.A., as administrative agent in respect of the ABL Facility (together with the Term Loan Pledge and Security Agreement, the “Pledge and Security Agreements”) and (iii) Interline New Jersey, Interline and certain of their subsidiaries entered into an Intercreditor Agreement, dated as of March 17, 2014, with Bank of America, N.A., as revolving facility agent in respect of the ABL Facility, and Barclays Bank PLC, as first lien administrative agent and first lien security agent in respect of the New Term Loan Facility, which agreement, among other things, sets forth the relative priority of the respective liens in the collateral securing the New Term Loan Facility and the ABL Facility and the rights of the secured parties with respect thereto.

The above descriptions are only summaries of the terms of the New Term Loan Facility, the ABL Facility Amendment, the Pledge and Security Agreements and the Intercreditor Agreement and are qualified in their entirety by the actual terms of those agreements, copies of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K and are incorporated into this Item 1.01 by reference.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 above and is incorporated by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	First Lien Term Loan Agreement, dated as of March 17, 2014, among Interline Brands, Inc., a New Jersey Corporation, as the borrower, Interline Brands, Inc., a Delaware corporation, the subsidiaries of the borrower from time to time party thereto, the lenders from time to time party thereto, and Barclays Bank PLC, as administrative agent.

10.2	First Amendment to Credit Agreement, dated as of March 17, 2014, among Interline Brands, Inc., a New Jersey corporation, Wilmar Financial, Inc., JanPak, LLC, JanPak of South Carolina, LLC, IBI Merchandising Services, Inc., each as a borrower, Interline Brands, Inc., a Delaware corporation, Glenwood Acquisition LLC and Zip Technology, LLC, as additional loan parties, the lenders from time to time party thereto, and Bank of America, N.A., as administrative agent.

10.3	Pledge and Security Agreement, dated as of March 17, 2014, among Interline Brands, Inc., a New Jersey corporation, certain of its subsidiaries party thereto, and Barclays Bank PLC, as administrative agent.

10.4	Amended and Restated Pledge and Security Agreement, dated as of March 17, 2014, among Interline Brands, Inc., a New Jersey corporation, certain of its subsidiaries party thereto, and Bank of America, N.A., as administrative agent.

10.5	Intercreditor Agreement, dated as of March 17, 2014, among Interline Brands, Inc., a New Jersey corporation, Interline Brands, Inc., a Delaware corporation, the other grantors from time to time party thereto, Bank of America, N.A., as revolving facility agent, and Barclays Bank PLC, as first lien administrative agent and first lien security agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERLINE BRANDS, INC.

By:	/s/ Michael Agliata
	Name:	Michael Agliata
	Title:	Vice President, General Counsel and Secretary

Date: March 19, 2014

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

10.1	First Lien Term Loan Agreement, dated as of March 17, 2014, among Interline Brands, Inc., a New Jersey Corporation, as the borrower, Interline Brands, Inc., a Delaware corporation, the subsidiaries of the borrower from time to time party thereto, the lenders from time to time party thereto, and Barclays Bank PLC, as administrative agent.

10.2	First Amendment to Credit Agreement, dated as of March 17, 2014, among Interline Brands, Inc., a New Jersey corporation, Wilmar Financial, Inc., JanPak, LLC, JanPak of South Carolina, LLC, IBI Merchandising Services, Inc., each as a borrower, Interline Brands, Inc., a Delaware corporation, Glenwood Acquisition LLC and Zip Technology, LLC, as additional loan parties, the lenders from time to time party thereto, and Bank of America, N.A., as administrative agent.

10.3	Pledge and Security Agreement, dated as of March 17, 2014, among Interline Brands, Inc., a New Jersey corporation, certain of its subsidiaries party thereto, and Barclays Bank PLC, as administrative agent.

10.4	Amended and Restated Pledge and Security Agreement, dated as of March 17, 2014, among Interline Brands, Inc., a New Jersey corporation, certain of its subsidiaries party thereto, and Bank of America, N.A., as administrative agent.

10.5	Intercreditor Agreement, dated as of March 17, 2014, among Interline Brands, Inc., a New Jersey corporation, Interline Brands, Inc., a Delaware corporation, the other grantors from time to time party thereto, Bank of America, N.A., as revolving facility agent, and Barclays Bank PLC, as first lien administrative agent and first lien security agent.